As filed with the Securities and Exchange Commission on September 3, 2003

Registration No. 333-105556

SECURITIES AND EXCHANGE COMMISSION
Washington, DC, 20549

AMENDMENT NO. 2
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAPITAL MINERAL INVESTORS, INC.
(Name of small business in its charter)

NEVADA	1081	25-1901892
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

CAPITAL MINERAL INVESTORS, INC.
2035 Blantyre Avenue
Coquitlam, BC, Canada, V3K 1X9
(800)986-4850
(Address and Telephone Number of Registrant's
principal place or intended principal place of
business and it's principal executive offices)

Sutton Lawrence, LLP 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300 (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ].

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

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If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATON FEE
Securities To Be Registered	Aggregate Amount To Be Registered	Offering Price Per Share	Offering Price	Registration Fee [1]
Common Stock:	2,000,000 shares	$0.10	$200,000	$18.40

[1] Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE OFFERS SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY OF THE STATES.

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Prospectus
CAPITAL MINERAL INVESTORS, INC.
Shares of Common Stock
1 - 2,000,000

There has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the date of the prospectus, which will end on __________, 2003, and may be extended for an additional 90 days if we choose to do so. Investing in our common stock involves risks. See "Risk Factors - Risks Associated with This Offering on page 8".

	Price Per Share	Proceeds to Us
Per Share	$0.10	$0.10
Total	$0.00 - $200,000	$0.00 - $200,000[1]

1       Before deducting estimated expenses of $50,000, all of which will by paid by Capital Mineral Investors, Inc.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not a offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus isSeptember 3, 2003.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	4
RISK FACTORS	5
Risk Factors Associated With Our Company	5
1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.	5
2. We are subject to risks inherent into establishment of a new business enterprise	5
3. We have no known mineral reserves, and if we cannot find any we will have to cease operations.	6
4. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.	6
5. Because we are small and do not have much capital, we must limit our exploration . This may prevent us from realizing any revenues and you may lose your investment as a result.	6
6. We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.	6
7. We may not have enough money to cover the expenses of the offering and to absorb the costs of being a public company to complete our exploration.	7
8. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.	7
9. We owe our directors and officers a substantial amount of money and they are entitled to demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.	7
10. The deed on the property has not been registered in our names. The recorded owner will have superior title to the property.	7
Risks Associated With This Offering	8
1. Because our common stock is "penny stock", you may not be able to resell our shares.	8
2. You may lose your investment	8
3. Because there is no public trading market for our common stock, you may not be able to resell your shares.	8
4. You will not receive refunds for the money you have invested.	8
5. Sales of common stock by our officers and directors will likely cause the market for the common stock to drop. 2	8

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about the offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

If we do not raise at least $50,000 in this offering we will not be able to cover the expenses of this offering and if we raise less than $50,000 in this offering, we will not be able to continue our operations.

Our Business

We were incorporated in the State of Nevada on December 31, 2002. We are an exploration stage company. We have currently the right to explore a mineral property comprising one 4-post mineral claims located in Similkameen Mining Division of British Columbia. There is no assurance that a commercially viable deposit on any of the Properties that we have mining interest, and further explorations will be required before a final evaluation as to the economical and legal feasibility is determined. We are not the recorded owner of the claims on this property. The title to the claims on this property are recorded in Rod Husband's name to avoid paying additional fees, however, title to the claims have been conveyed to us in an unrecorded deed. Mr. Husband is an officer and director of the Company. We intend to explore for gold on this property.

We have no revenue from operations and our net loss since inception is $2,870.

We issued 6,000,000 founders shares for cash on December 31, 2002. This was accounted for as capital of $6,000. Since our inception, Mr. Dibble and Mr. Derry have advanced demand loans to us in the total sum of $51,340.73, of which $6,470.00 was used for organizational and start-up costs and the offering expenses incurred prior to the completion of this offering. The loans do not bear interest and have not been paid as of the date hereof. Mr. Dibble and Mr. Derry agreed that except for the pre-paid offering expenses they will accept payment from us when the Company is able to pay back the demand loans. As of May 15, 2003, the amount for the pre-paid offering expenses that has been incurred is $5,040.00. This is the amount that Mr. Dibble and Mr. Derry will receive from the proceeds of this offering in repayment of their demand loans. Our administrative office is located at 2035 Blantyre Avenue, Coquitlam, BC, Canada, V3K 1X9, telephone number (800) 986-4850, and our registered statutory office is located at 4745 Caughlin Parkway, Reno, Nevada, USA, 89509. Our fiscal year end is December 31.

The Offering

The following is a brief summary of this offering. See "Plan of Distribution-Terms of the Offering" in this prospectus for a more detailed description of the terms of the Offering:

Securities being offered:	Up to 2,000,000 shares of common stock, par value $0.001
Offering price per share:	$0.10
Offering period:	The shares being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company:	$0.00 if no shares are sold and up to $150,000 4 if maximum number of shares are sold
Use of Proceeds:	We will use the proceeds to pay for offering expenses, research and exploration. See "Use of Proceeds".
Number of shares outstanding:	6,000,000
Number of shares outstanding after the Offering:	Up to 8,000,000 if maximum number of shares are sold.

We will sell in this offering through Phil Derry, one of the officers and directors. Mr. Derry intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering. We offer to sell up to 2,000,000 shares, which is the maximum number of shares to be sold. We may not be able to sell any shares. If we raise less than $50,000 in this offering, none of the proceeds will be available for our business. We will not be able to continue our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

Mr. Dibble and Mr. Derry have advanced demand loans to us in the total amount of $51,340.73 interest free which were used for organizational and start-up costs and the offering expenses incurred prior to the completion of this offering.

If we raise more than $50,000, we intend to quote our shares for trading on the "OTCBB" after the completion of this Offering. Before our shares are quoted for trading on the OTCBB, you may not be able to resell your shares and we cannot assure that we will be listed on the OTCBB.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated With Our Company:

1.  We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

We were incorporated on December 31, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have not generated any operating revenues since inception. Our net loss since inception is $2,870. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2.  We are subject to risks inherent in the establishment of a new business enterprise.

We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

3.  We have no known mineral reserves and if we cannot find a mineral reserve we will have to cease operations.

Because we have no mineral reserves, we have no current means for producing income. The cost of Phase 1 exploration will be about $34,000 and Phase 2 exploration will be about $105,000. Additional capital expenditures will have to be made after these phases before we will generate revenue. The amount of proceeds necessary to sustain operations for the next 12 months will be about $139,000. If we do not find a mineral reserve containing gold or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

4.  Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately five to eight months out of the year. This is because rain and snow may cause roads leading to our claims to be impassable from mid October to mid April. When roads are impassable, we are unable to work and generate income.

5.  Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of the property on which we have mining interests. In particular:

we may not devote the time we would like to exploring the property;

we may not spend as much money as we would like to exploring the property;

we may not be able to rent the quality of equipment we would like to have for exploration; and

we may not be able to have the number of people working on the property that we would like to have.

By limiting our operations, it will take longer to explore the property. There are other larger exploration companies that could and probably would spend more time and money exploring the property that we have acquired.

6.  We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

7.  We may not have enough money to cover the expenses of offering, to complete our exploration and to absorb the costs of being a public company.

We anticipate that we will need $139,000 to complete Phase 1 and Phase 2 of our exploration program. We will not however have enough money to complete the explorations on the Property. If we need to continue our explorations upon the completion of Phase 1 and Phase 2 of our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. We may not be able to absorb the costs of being a public company. If we need additional money, and can't raise it, we will have to suspend or cease operations.

8.  One of our officers and directors has conflicts of interest in that they are officers and directors of other mining companies.

One of our officers and directors has conflicts of interest in that he is an officer and director of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies which Mr. Rod Husband is an officer or director, a direct conflict of interest could result.

9.  We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.

Mr. Phil Derry and Mr. Jerry Dibble advanced demand loans to us in the total sum of $51,340.73, which were used for organizational and start-up costs and the offering expenses incurred prior to the completion of this offering. The loans do not bear interest and have not been paid as of the date hereof.. We issued two promissory notes reflecting the demand loans and they are due upon demand. Our officers agreed that except for the pre-paid offering expenses they will accept payment from us when the Company generates revenues or receives funds from a private placement or another public offering in the future.. However, if they demand repayment of the money owed to them before we are in a position to pay it this may harm our proposed business operations and new investors may lose there investment.

10.  The deed on the property has not been registered in our name. The recorded owner will have superior title to the property.

The claims are recorded in Mr. Husband's name to avoid paying additional fees, however, title to the claims have been conveyed to us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of US$360 (CDN$500) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. Husband transfer title to another person and that deed is recorded before recording our deed, that person would have superior title and we will have none.

Risks Associated With This Offering

1.  Because our common stock is "penny stock", you may not be able to resell our shares.

Our common stock is defined as "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because our common stock is a penny stock, you may not be able to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result fewer broker-dealers, if any, may be willing to make a market in our stock. See "Description of Securities - Penny Stock".

2.  You may lose your investment.

Mr. Derry and Mr. Dibble, our only shareholders, will receive a substantial benefit from your investment. They are supplying the cash of $6,000 and loans totaling $51,341,of which the amount used for pre-paid offering expenses will have to be paid upon the completion of this Offering. As of May 15, 2003, we have incurred $5,040.00 pre-paid offering expenses that will be repaid to Mr. Derry and Mr. Dibble from the proceeds of this offering. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Dibble and Mr. Derry will lose only approximately $6,000.

3.  Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. We do not plan to list our stock on any national securities exchange or the Nasdaq Stock Market but we do plan to quote our stock on the OTCBB after the completion of this offering. If you do want to resell your shares, before our stock is quoted on the OTCBB, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

4.  You will not receive refund for the money you have invested.

There is no minimum number of shares that must be sold in the offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

5.  Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 6,000,000 shares of stock were issued to directors and officers. They paid an average price of $0.001 per share. Subject to the restrictions described under "Principal Stockholders-Future Sales by Existing Stockholders", they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Glossary

Alteration	Changes in the chemical or mineralogical composition of a rock, generally produced by weathering or hydro-thermal solutions.
Andesite	A volcanic rock type intermediate in composition between rhyolite and basalt.
Argillic	Zone of alteration of a porphyry body that is characterized by replacement of primary minerals mainly by secondary clay minerals.
Batholith	A large, discordant, intrusive body of igneous rock.
Diamond Drilling	A machine for testing rock using a hollow bit with a diamond cutting rim to produce a cylindrical core that is used for geological study and assays.
Feasibility Study

An assessment of all aspects of a mineral project, including geological, mining, metallurgical, infrastructural, environmental, legislative and commercial factors, that is sufficiently detailed to support a decision on implementation of commercial production.

Feldspar	Silica based minerals containing sodium, potassium, or calcium.
Glacial drift	A collective term for all the rock, sand, and clay that is deposited by a glacier.
Granodiorite	Intrusive rock similar to granite in composition.
Intrusive	Rock which while molten, penetrated into or between other rocks but solidified before reaching the surface.
Phyllic	Zone of alteration of a porphyry body that is characterized by the presence of quartz, sericite, and pyrite.
Porphyry	Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in fine-grained ground mass.
Potassic	Zone of alteration of a porphyry body that is characterized by replacement of primary minerals by secondary minerals like biotite and chlorite.
Propylitic	Alteration of rock characterized by pyrite, chlorite, epidote, and carbonate mineralization.
Sericitic	Alteration of Aluminum rich rocks like granite and slate by quartz, pyrite, and sericite
Shear Zone	A tabular zone of rock which has been crushed and brecciated by parallel fractures due to "shearing" along a fault zone of weakness. These can be mineralized with ore-forming solutions.
Sulphides	Compounds of sulphur with other metallic elements.
Trenching	An exploration technique in which trenches are dug to expose potential ore for geological examination or assays. 9

USE OF PROCEEDS

Our offering is being made on a best efforts-no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised	$50,000	$100,000	$150,000	$200,000
Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Exploration	$0	$34,000 (Phase 1) $16,000 (Phase 2)	$34,000 (Phase 1) $66,000 (Phase 2)	$34,000 (Phase 1) $105,000(Phase 2)
Working Capital	$0	$0	$0	$11,000

If we raise less than $50,000 in this offering, we will not be able to continue our proposed operations because we have to pay back to Mr. Phil Derry and Mr. Jerry Dibble loans in the amount that are used for the offering expenses incurred before the completion of this Offering, which includes SEC registration fee, legal, auditors and accounts fees and expenses, Blue Sky fees and expenses, transfer agent fees, geological report expenses and printing expenses that are related to this offering. In this circumstance we will consider conducting another public offering, a private placement or borrowing funds to continue our proposed operations. See "Risk Factors-Risks Associated With Our Company-7. We may not have enough money to complete our exploration." If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 and part of Phase 2 of our exploration program. If we raise $150,000 we will be able to pay our offering expenses, pay the costs associated with Phase 1 of the exploration program and pay a portion of the costs associated with Phase 2 of the exploration program. See "Management Discussions and Analysis of Financial Conditions and Results of Operations".

If we raise $200,000, we will be able to pay our offering expenses, pay the cost associated with Phase 1 of the exploration program and Phase 2 of the exploration program.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If the proposed exploration program yields a significant discovery of minerals in Phase 1, the Company will focus its efforts on that discovery in a Phase 2 program that would probably entail trenching and diamond drilling. This phase of exploration is more focused than that of Phase 1 and will provide more detailed data toward determining the size of the discovery. Continued success in Phase 2 would lead to more intensive diamond drilling and the completion of a feasibility study to determine whether or not an economically viable mineral reserve exists. If we have to continue to explore for gold we will try to raise additional funds from a second public offering, a private placement or loans..

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history;

the proceeds to be raised by the offering;

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders;

our relative cash requirements;

the price we believe a purchaser is willing to pay for our stock.

See "Plan of Distribution-Terms of the Offering".

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of May 15, 2003, the net tangible book value of our shares of common stock was $3,130 or approximately $0.0005 per share based upon 6,000,000 shares outstanding. The following calculations has taken a $50,000 cost of issuance and distribution into account.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $197,130, or approximately $$0.0246 per share, an increase of $0.0241 from $0.0005. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0241 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.1 per share to $0.0246 per share, a dilution of $0.0754.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $147,130, or approximately $0.0196 per share, an increase of $0.0191 from $0.0005. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0191 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.1 per share to $0.0196 per share, a dilution of $0.0804.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $97,130, or approximately $0.0139 per share, an increase of $0.0134 from $0.0005. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0134 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.1 per share to $0.0139 per share, a dilution of $0.0861.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $47,130, or approximately $0.0073 per share, an increase of $0.0068 from $0.0005. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0068 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.1 per share to $0.0073 per share, a dilution of $0.0927.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 25% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 75% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.001 per share. Net tangible book value before the offering was approximately $3,130 and net tangible book value after the offering will be approximately $197,130, an increase of $194,000.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 20% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.001 per share. Net tangible book value before the offering was approximately $3,130 and net tangible book value after the offering will be approximately $147,130, an increase of $144,000.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 14.29% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 85.71% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.001 per share. Net tangible book value before the offering was approximately $3,130 and net tangible book value after the offering will be approximately $97,130, an increase of $94,000.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 7.69% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 92.31% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.001 per share. Net tangible book value before the offering was approximately $3,130 and net tangible book value after the offering will be approximately $47,130, an increase of $44,000.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:

Existing Stockholders:

Price per share	$0.001
Net tangible book value per share before offering	$0.0005
Net tangible book value per share after 100% offering sold	$0.0246
Increase to present stockholders in net tangible book value per share after offering	$0.0241
Capital contributions	$6,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering held by existing stockholders	6,000,000
Percentage of ownership after offering	75.00

Purchasers of Shares in this offering if all Shares Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.0005

Net tangible book value per share after offering	$0.0246
Increase in net tangible book value per share after offering	$0.0241
*Dilution per share	$0.0754
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	25.00

Purchasers of Shares in this offering if 75% of Shares Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.0005
Net tangible book value per share after offering	$0.0196
Increase in net tangible book value per share after offering	$0.0191
*Dilution per share	$0.0804
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	20.00

Purchasers of Shares in this offering if 50% of Shares Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.0005
Net tangible book value per share after offering	$0.0139
Increase in net tangible book value per share after offering	$0.0134
*Dilution per share	$0.0861
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	14.29

Purchasers of Shares in this offering if 25% of Shares Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.0005
Net tangible book value per share after offering	$0.0073
Increase in net tangible book value per share after offering	$0.0068
*Dilution per share	$0.0927
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	7.69
* Dilution per share means the amount of the immediate dilution from the public offering price which will be absorbed by the purchasers in the Offering.

PLAN OF DISTRIBUTION-TERMS OF THE OFFERING

Offering Will Be Sold by One of Our Officers

We will be offering up to a total of 2,000,000 shares of common stock, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus.

No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will not be listing our shares on any national securities exchange or the Nasdaq Stock Market but we do plan to quote our stock on the OTCBB after the completion of this offering if we raise more than $50,000. We cannot, however, assure that we will be listed on the OTCBB. We will sell the shares in the offering through Mr. Phil Derry, one of our officers and directors. Phil Derry will contact individuals and corporations with whom he has an existing or had pre-existing business or personal relationship with and will attempt to sell them our common stock. Phil Derry will receive no commission from the sale of any of the shares. Phil Derry will not register as a broker-dealer under Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a401 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.  The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  The person is not at the time of their participation, an associated person of a broker-dealer; and

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or a dealer, or an associated person of a broker or dealer, within the preceding (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Phil Derry has not sold and will not sell his securities until the offering is concluded. Mr. Derry is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Derry will continue to be one of our officers and directors at the end of the offering and has not been, during the last twelve months, and is currently not a broker-dealer or associated with a broker-dealer. Mr. Derry has not during the last twelve months and will not, in the next twelve months, offer to sell securities for any other corporations. Mr. Dibble and Mr. Husband, including any of their associated companies, will not be participating in the selling of any securities of this offering.

Mr. Derry will start to sell the securities of this offering only after our registration statement is declared effective by the SEC. Mr. Derry may advertise, through tombstones, and hold investment meetings. No script other than the prospectus will be used in these meetings. He will not utilize the Internet to advertise our offering. He will also distribute the prospectus to potential investors at meetings and to his friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, if we choose to do so.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.  execute and deliver a subscription agreement.

2.  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Capital Mineral Investors, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada, on December 31, 2002. We own a mining interest on the property located in British Columbia. We maintain our statutory registered agent's office at 4745 Caughlin Parkway, Suite 200, Reno, Nevada, USA, 89509, and our business office is located at 2035 Blantyre Avenue, Coquitlam, BC, Canada, V3K 1X9. Our telephone number is (800) 986-4850. Our offices are donated rent-free by our President. There is no monthly rental.

Mr. Phil Derry dedicates 50% of his professional time to the business.

Mr. Jerry Dibble dedicates 50% of his professional time to the business. This time is spent taking care of the day to day bookkeeping duties and general management work.

Rod Husband dedicates 2% of his professional time to the business. This time is spent preparing for the exploration work to start.

Background

In October of 2002, Rod Husband, a member of the board of directors, acquired the right to explore the mineral property containing one 4-post mineral claim by staking same himself. Claim means right to explore a mineral property. It cost us US$288 (Cdn$400). The claims are recorded in Mr. Husband's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed for consideration of US$7.2 (Cdn$10). Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of US$360 (Cdn$500) and file other documents, since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Mr. Husband executed a Statement of Trustee declaring that he holds the property in trust for the Company, and will deliver full title on demand to the Company. Should Mr. Husband transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Husband will be liable to us for monetary damages for breach of his warranty of title. We have decided that if gold is recovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province. The property was chosen by Mr. Husband. See "Risk Factors-Risks Associated With Our Company-11. The deed on the property has not been registered in our name. The recorded owner will have superior title to the property." Should we determine not to proceed with our planned business operations, we will revert the claims back to Mr. Husband for a consideration of US$7.2 (CDN$10), which will be paid by Mr. Husband.

The property was chosen for its potential to host precious metal mineralization, primarily gold. We plan to perform a modern exploration program over a relatively large area that is covered by our claims; recent exploration in the area in the late 1980's and early 1990s appears to have been on a very limited scale.

To date we have not performed any work on the property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal viability.

Location and Access

The Hart property comprises one 4-post mineral claims encompassing a total area of 500 hectares (1,235 acres). The property is located approximately 50 kilometres west-southwest of Kelowna, British Columbia and 15 kilometres west of the formerly producing Brenda copper-molybdenum mine. Road access to the property is available from Highway 97C via the Sunset Main Forestry access roads. Highway 97C is a major four lane paved road that bisects the property that connects the southern interior of British Columbia with Vancouver.

Claim Status

The following table states claim names, claim size, tag numbers, tenure numbers and anniversary dates:

Claim Name	Units (Hectares)	Tag Number	Tenure Number	Expiry Date
HART	20 (500 ha.)	244578	397339	October 6, 2003

In order to maintain the claims the holder must either record the exploration work carried out on that claim during the anniversary year or pay cash in lieu. During the first three years of a claim's existence, the cash in lieu amount is US$ (CDN$100) per unit with an additional US$7.2 (CDN$10) per unit recording fee; the cash in lieu amount increases to US$144 (Cdn$200) per unit after the third year. Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements on the claim for additional years. During the first three years, the Company must spend over US$2,880 (CDN$4,000) each year on exploration to keep the property in good standing. After the first three years the cost would be US$5,760 (CDN$8,000) per year.

Permits are required by the government of British Columbia for mineral exploration activities that involve surface disturbance. As the initial recommended exploration activities for our mineral property involve little or no surface disturbance, permits are not required at this stage.

Physiography, Climate and Infrastructure

The Hart property is situated on the Okanagan Plateau of south central British Columbia. The typical topography here is gently rolling, with rounded ridge tops and deeply incised dendritic stream valleys. The claims lie at elevations ranging from 1,350 metres (4,429 feet) above sea level in the southeast corner, to a high of 1,510 metres (4,954 feet) in the west-central portion of the property. The forest vegetation on the property consists of mainly fir, pine, spruce and aspen, some of which has been harvested by logging.

The climate is characterised by relatively low precipitation with temperatures ranging from minus 20 degrees Celsius in the winter to over 30 degrees Celsius in the summer. The summer months are generally dry, while a snow pack of up to two metres (6.5 feet) may accumulate during the winter. The property is easily accessible from late May to late November, although some work such as geophysical surveys and drilling could take place year round.

The Hart Property is accessed by a network of good gravel logging roads. The city of Kelowna lies 50 kilometres to the east-northeast. It is the major service centre for the Okanagan Valley region. Provincial highways, rail freight lines, and an airport serve the city. Sufficient equipment, service suppliers and exploration personnel can be obtained in Kelowna.

Power is readily available from nearby transmission lines running to the formerly producing Brenda mine. Water in sufficient quantities for drilling is available from nearby streams and lakes.

Property Geology

We have a geologist report on the property provided by Stephen Kenwood dated January 27, 2003 (the "Kenwood Report"). Mr. Kenwood is a graduate of the University of British Columbia (1987) and holds a B.Sc. degree in geology. He is a member of the Association of Professional Engineers and Geologists of British Columbia and has been engaged in his profession by various mining exploration and/or geological consulting companies since 1987. According to the Kenwood Report, much of the property is covered by glacial drift. Outcrops are essentially restricted to roadcuts, ridge tops and stream gullies.

The property is underlain by volcanic and sedimentary rocks of the Nicola Group and by Middle Jurassic granites and granodiorites of the Osprey Lake batholith. The contact between these units trends northeasterly across the property. Early Tertiary feldspar porphyry stocks and dikes of the Otter intrusions occur throughout the property. Mapping by Dawson and Ray show a north-northeast striking, west-northwest dipping succession of andesitic flows and tuffs of the Peachland Creek formation and argillites and limy argillites of the Stemwinder Formation.

The main types of alteration recognized in the granitic rocks throughout the property are propylitic, argillic, sericitic, potassium feldspar stable phyllic, phyllic, advanced argillic and silicic. Locally, potassic alteration, skarnification and silicification are evident, but are relatively minor and do not appear to be related to mineralization.

Previous History

The area of the Hart property has been explored for copper and molybdenum deposits during the late 1960's and early 1970's. Prospecting and reconnaissance sampling carried out by Fairfield Minerals Ltd., from 1986 to 1990 revealed gold mineralization hosted by quartz veins or sulphide skarn pods (Rowe, 1992). From 1990 to 1995, Fairfield conducted soil geochemistry, stream sediment sampling, prospecting and geological mapping in an extensive area that included the Hart property. Numerous elevated gold values were returned from these programs.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

Stephen Kenwood will oversee and conduct the exploration on the property. See "Business-Property Geology" for a description of Mr. Kenwood's qualifications.

It is recommended that further exploration work be undertaken on the Hart Property to assess its potential to host gold mineralization within quartz (plus sulphide) veins and/or shear zones. Only cursory exploration has been done on the Hart property. It does however, have some known gold showings on the property that are worthy of exploration given the property's close proximity to a known high grade gold deposit.

The Company has proposed a modest program to assess the potential of these known showings and to hopefully discover new mineralization on the property. The Company believes that the Hart property has potential to host a high grade gold deposit and is also in a geological environment that is favourable to host low grade, large tonnage copper and/or copper-gold porphyry style mineralization. The Kenwood Report provides a review of the regional geology and of different properties within that region, which indicates the close proximity of our claim to a high grade deposit in the region. It is common practice in the mineral exploration industry to develop exploration targets based on proximity to known occurrences that have similar general geology.

A phased program of exploration activities will be undertaken (funds permitting), with a goal of generating and prioritising targets to test by trenching or drilling. Initial exploration activities (grid establishment, geological mapping, soil sampling, geophysical surveys, and mechanical trenching where deemed appropriate) do not involve ground disturbance and will not require a work permit. Any follow-up drilling will require permits, applications for which should be submitted well in advance of the planned work.

Phase 1:

The first phase of exploration should be an evaluation of the Annie Oakley and Brew showings in an attempt to expand on the current information and to also perform grid soil geochemical and geophysical surveys in conjunction with prospecting and geological mapping to generate additional targets. The grid work will cover over half of the property and will provide preliminary geochemical and geophysical data that will be the basis for further exploration. To date, this kind of property scale information has not been done on this property. The primary target is precious metal vein-type mineralization; a second target to consider would be a porphyry style of copper-molybdenum mineralization. The budgeted cost of this phase of work is $34,000.

Phase 1 will be started upon completion of the pubic offering and if there is snow or rain that causes the roads leading to our claim to be impassible, we will be unable to work until the roads are clear. Phase 1will take approximately 2 months.

Phase 2:

The makeup of the second phase of exploration will be contingent on results from the first phase. It is expected that detailed geological mapping will be completed on the property as well as mechanical trenching and diamond drilling to test the extent of significant outcrop and geochemical/geophysical anomalies. This follow-up work (trenching and/or drilling) will require permits from the provincial mining office, applications for which should be submitted in advance of the planned work. Success in this phase of exploration will require additional funding to continue the delineation of mineral resources. The budgeted cost of this phase of work is $105,000. Even if we receive the maximum proceeds from this offering, we would still need additional funds to establish the reserves. Phase 2 will take approximately 3 months.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from out of the property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act (the "Act"). This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Phase 1 of our exploration program does not require a permit.

Phase 2 of our exploration program requires a permit from the district Inspector, a BC government agent. It usually takes no more than two weeks to obtain such permit. If we were unable to obtain or delayed in obtaining the permit on time, Phase 2 would have to be delayed although we do not believe we will be unable to obtain or delayed in obtaining the permit. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;
  blasting;
  disturbance of ground by mechanical means;
  construction, modification, deactivation and reclamation of an exploration access;
  induced polarization surveys using exposed electrodes;
  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the comment of exploration activities.

We are required to reclaim our mining claim after we completed our exploration program. We must remove the garbage, drums of fuel, clean the spills and fill in the open trenches.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting Health, Safety Archeological Sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if exploration is warranted on the property, will file final plans of operation before we start any exploration operation. We anticipate no discharge of water into active stream, creek, river or lake, or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We believe that we are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on the property. We will be able to find subcontractors to perform the manual labor exploration work and we will pay the subcontractors the going rate at that time, for their services. Our only technical employees will be Mr. Phil Derry and Mr. Jerry Dibble, our officers and directors.

Employees and Employment Contracts

At present, we have no employees, other than Mr. Dibble and Mr. Derry, our officers and directors, who were not paid any compensation for their services. Mr. Dibble and Mr. Derry do not have employment agreements with us. We presently do not have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place any undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company, and have not yet generated or realized any revenues from our business operations. We are not a blank cheque company because we have a specific plan to conduct exploration work on the property where we have mining interest. We have acquired the right to explore the mineral property containing one four-post mineral claim. The property is located in the Similka-meen Mining District Divisions of British Columbia. In addition we have committed in the SB-2 all the public offering proceeds excluding necessary expenses for the exploration on the property. We have no intention of engaging in a merger or acquisition with any unidentified companies, entities or other persons within the next twelve months. We must raise cash in order to implement our plan and stay in business.

The Company does not currently generate revenue from its mineral exploration business and will not do so unless an economically feasible orebody is discovered on the property whereby we have the right to explore, and then developed. The Hart property can be classed as an early stage exploration property, requiring three to five years of exploration to reach the feasibility stage and a further two years to put an economically feasible orebody into production.

The Kenwood Report outlines the first two phases of exploration that will hopefully result in the discovery of one or more mineralized zones worthy of continued exploration. Each future phase of exploration is based on recommendations from data gathered from previous programs and is also based on the availability of funding.

The Phase 1 program, budgeted at $34,000, will take approximately two months to complete and will hopefully provide data that will merit continued definition of exploration targets in the Phase 2 program, which is tentatively budgeted at $105,000 and will take approximately three months to complete. Phase 2 will hopefully provide diamond drilling data that will yield assay results so that we can decide what further follow-up exploration program will be required. At the end of each phase of exploration, a report will be written, summarizing results generated in that phase of work and will either make recommendations for future exploration of the property or make recommendations to cease exploration of the property. The ultimate goal of the Company is to put an orebody into production and to generate profit from the operating mine. Our proposed exploration program covers an early stage of exploration. It is a few years away from determining whether or not there is an economically viable mineral deposit present on the property. It is, therefore, difficult for us at present to plan and/or budget for any programs beyond the two phases of exploration that are currently budged for.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to offering expenses, exploration and working capital. If we do not raise all of the money we need from this offering, we will have to find alternative sources like a second public offering, a private placement of securities, or loans from our officers or others. We have obtained demand loans of $51,340.73 from our officers. See "Risk Factors-Risks Associated With Our Company-We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment". At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. Our founders have not made a commitment of financial support to meet our obligations and we have not generated any revenues and no revenues are anticipated unless and until gold is discovered on the property that we have an interest. Accordingly, we must raise cash from other than the sale of the gold. We will be conducting research in connection with the exploration of the property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees.

Limited Operating History-Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of the property before we start production on any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, explore or expand our operations. Equity financing could result in additional dilution to existing stockholders.

Results in Operations

From inception to May 15, 2003

We just recently acquiredour mining interest on a property located in British Columbia and are commencing the research and exploration stage of our mining operations on the property at this time.

Since inception, we have used our common stock to raise money, we have also obtained demand loans totaling $51,340.73 from our officers and directors, for the property acquisition (referred to on Page 16 "Background"), for corporate expenses and to repay outstanding indebtedness which are legal fees and auditing fees. Net cash provided by financing activities from inception to May 15. 2003 was $6,000, as a result of proceeds received from subscriptions of shares of the Company.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 6,000,000 founders shares on December 31, 2002. This was accounted for as capital of $6,000. Since our inception, Mr. Dibble and Mr. Derry have advanced demand loans to us in the total sum of $51,340.73, of which $8,245.00 was used for organizational and start-up costs and the offering expenses incurred prior to the completion of this offering.. The loans do not bear interest and have not been paid as of the date hereof. Mr. Dibble and Mr. Derry agreed that except for the pre-paid offering expenses of this offering they will accept payment from us when the Company is able to pay back the demand loans.

As of May 15, 2003, our total assets were $54,471, and our total liabilities were $51,341.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Full Name and Resident Address	Age	Positions
Jerry Dibble 2035 Blantyre Avenue Coquitlam, BC V3K 1X9	59	President and Director
Phil Derry Windy Edge Gloster Hill Amble Northumberland England NE 650HJ	55	Secretary/Treasurer/Director
Rod Husband, 16657 Rosewood Place Surrey, BC V4N 1W1	39	Director

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Jerry Dibble has been our President and member of our board of directors since the inception of our business. Mr. Dibble has devoted approximately 50% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Dibble has been President and CEO of Capital Mineral Investors, Inc since the inception of our business. Mr. Dibble has devoted approximately 50% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Dibble served in the U.S. Navy from April of 1962 to July 1966 and thereafter attended the University of Houston where he received a Bachelor of Arts degree in Economics and graduated with honors in 1970.

Mr. Dibble has over 14 years of combined experience in the areas of corporate communications, investor relations, and public relations. He has gained experience in investor relations, corporate finance and mineral projects by managing Investors Capital of North America, a private company in Texas owned by himself, which has engaged in investor relations from September 1996 to the present.

Mr. Dibble has benefited from experience gained in the capital markets through his involvement with various public and private companies. He is currently a director of Novawest Resources, Inc. a public company engaged in mineral exploration. Novawest Resources Inc. trades on the TSX Venture (TSE) stock exchange as a tier one company under the stock symbol NVE. Mr. Dibble has been a director of Novawest Resources since February 18, 2002.

Mr. Phil Derry has been our Secretary, Treasurer and member of our board of directors since the inception of our business. Mr. Derry has devoted approximately 50% of his professional time to our business and intends to devote this amount of time in the future:

Mr. Derry joined the military service of UK in 1965 when he was 18 years old. He took the telecommunications course and management studies in the military.

Since August 1996 to February 2001 he was President and CEO of Euro Telecom Communications, Inc., a US company providing IT services and traded on the pink sheets.

Since April 2001 to January 2003, Mr. Derry was CEO of ZTE UK Ltd., a subsidiary of ZTE Corporation in China, engaged in manufacturing electronic equipment. After leaving ZTE UK Ltd. in January 2003, he formed Capital Mineral Investors, Inc. Mr. Derry is currently a founding Director, Treasurer and Secretary of the Company.

Although Mr. Derry has no profession training or technical credentials in the exploration, development and operation of metal mines, Mr. Derry has management skills and experiences obtained from his career as President and CEO of technology companies.

Mr. Rod Husband has been a member of our board of directors since the inception of our business. Mr. Husband has devoted approximately 2% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Husband received a Bachelor of Science (Geology) in 1987 from the University of British Columbia. He has been a registered member of the Association of Professional Engineers and Geologists of British Columbia since 1992.

Mr. Husband has been involved in the venture capital market for the past 12 years, through his involvement as a geological consultant and management consultant, to various public and private companies.

Since 1991, Mr. Husband has been the president of Pro Group Geological Ltd., a private British Columbia, Canada company providing exploration and management services.

Since 1996, Mr. Husband is a director of Majestic Gold Corp., a natural resource exploration company which is listed on the TSX (MJS:TSX).

From 1996 to 2000, Mr. Husband was a director of Ballad Ventures Inc., a natural resource exploration company which is listed on the TSX (BAL:TSX).

From 1996 to 1999, Mr. Husband was a director of Kinvara Ventures Inc., a natural resource exploration company which is listed on the TSX (KIN: TSX).

Since 1995, Mr. Husband has been a partner with MCG Market Catalyst Group Inc., a private venture capital group, based in Vancouver, British Columbia.

Since 2002, Mr. Husband has been a director of Eagle River Mining Corp., a natural resource exploration company in Nevada and a public corporation having recently completed its first public offering.

Conflicts of Interest

We believe that Mr. Rod Husband will be subject to conflicts of interest. The conflicts of interest arise from Mr. Husband's relationships with other mining corporations. In the future, Mr. Husband will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee is Mr. Husband's devotion of time to mining projects that do not involve us.

Specifically, Mr. Husband is a director of Majestic Gold Corp., Ballad Ventures Inc., Kinvara Ventures Inc. and Eagle River Mining Corp., all of which are engaged in the mining business.

EXECUTIVE COMPENSATION

Messrs. Dibble and Derry, our officers and directors, were not compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. They paid $6,000 to subscribe 6,000,000 shares of the Company at the price of $0.001 per share. The proceeds of this offering will not be used to compensate them.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors and officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of more than 5% or more of the total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares:

The persons named below may be deemed to be a parent and promoter of our company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings. Messrs Dibble and Derry are the only promoters of our company.

Name and Address of Beneficial Owner	Number of Shares Outstanding	Percentage of Ownership
Jerry Dibble 2035 Blantyre Avenue Coquitlam, BC V3K 1X9	3,000,000	50.00
Phil Derry Windy Edge Gloster Hill Amble Northumberland England NE 650HJ	3,000,000	50.00
Rod Husband 16657 Rosewood Place Surrey, BC V4N 1W1	nil	Nil
All Officers and Directors, as a Group (2 persons)	6,000,000	100

Future Sales by Existing Stockholders

A total of 6,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can only be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Any shares purchased in this offering by affiliates of the Company, will be subject to Rule 144 limitations on resale. Affiliates of the Company refer to anyone who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company.

Shares purchased in this offering, which will be immediately resaleable, and sales on all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common stock with a par value of $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See "Risk Factors-Risks Associated With This Offering-1. Because our common stock is a penny stock, you may not be able to resell our shares."

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in the event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 75% of our outstanding shares.

A simple majority vote is required for shareholders to take action.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further we will not voluntarily send you an annual report. We will be required to file reports with the SEC under Section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC, 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Market Information

There is no public trading market for our common stock and there are no outstanding options or warrants to purchase, or securities convertible into common stock of our company. The number shares of common stock that could be sold pursuant to Rule 144 of the Securities Act is the common stock held by Mr. Dibble and Mr. Derry which total 6,000,000 shares. .

Under Rule 144, the 6,000,000 shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Mr. Dibble and Mr. Derry have not requested that we register their 6,000,000 shares under the Securities Act for sale.

Any shares purchased in this offering by affiliates of the Company, will be subject to Rule 144 limitations on resale.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Corporate Trust Company of 625 Howe Street, 10th Floor, Vancouver, BC V6C 3B8.

CERTAIN TRANSACTIONS

On December 31, 2002, in consideration of the cash payment of $6,000.00 from Mr. Derry and Mr. Dibble, we issued a total of 6,000,000 shares of restricted common stock to Mr. Derry and Mr. Dibble, officers and directors of the Company. This was accounted for as capital of $6,000.

Since our inception, Mr. Dibble and Mr. Derry advanced demand loans to us in the total sum of $51,340.73, which were used for organizational and start-up costs and the offering expenses incurred prior to the completion of this offering. The loans do not bear interest and have not been paid as of the date hereof. There are two promissory notes reflecting the loans and they are not due on a specific date. See "Risk Factors".

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to May 15, 2003, included in this prospectus have been audited by Moen and Company of 701 West Georgia Street, Vancouver, BC, Canada, as set forth in their report included in this Prospectus.

LEGAL MATTERS

Fraser and Company, Barristers and Solicitors, 1200 - 999 West Hastings Street, Vancouver, BC, Canada, V6C 2W2, telephone (604) 669-5244 have acted as our legal counsel for providing an opinion on the legality of the shares being offered.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Other than the audited financial statements provided below, we will in the future provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management of the Company and reported on by an Independent Certified Public Accountant.

Our audited financial statements from inception to May 15, 2003 immediately follows:

Audited Financial Statements
Independent Auditor's Report
Financial Statements
Balance Sheet
Statement of Operations
Statement of Cash Flows
Statement of Shareholders Equity
Notes to the Financial Statements

CAPITAL MINERAL INVESTORS, INC.

(AN EXPLORATION STAGE COMPANY)

REPORTS AND FINANCIAL STATEMENTS

May 20, 2003

(Stated in US Dollars)

(Audited)

MOEN AND COMPANY

CHARTERED ACCOUNTANTS

PO Box 10129
1400 IBM Tower	Telephone:	(604)662-8899
701 West Georgia Street	Fax:	(604)662-8809
Vancouver, BC V7Y 1C6

INDEPENDENT AUDITORS' REPORT

To the Directors and Shareholders of
Capital Mineral Investors, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Capital Mineral Investors, Inc. as of May 15, 2003 and the related statements of income, retained earnings, cash flows and changes in Stockholders' equity for the period from the date of inception on December 31, 2002 to May 15, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Mineral Investors, Inc. (A Nevada Corporation) (An Exploration Stage Company) as of May 15, 2003, and the results of its operations and its cash flows for the period from the date of inception on December 31, 2002 to May 15, 2003 in conformity with accounting principles generally accepted in the United States of America.

"Moen and Company"
Chartered Accountants

Vancouver, British Columbia, Canada
May 20, 2003

Note 1.  ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated on December 31, 2002 under the Company Act of the State of Nevada, U.S.A., to pursue opportunities in the business of mineral exploration. The inception date is December 31, 2002. The first fiscal year end of the Company is December 31, 2003.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying audited financial statements of Capital Mineral Investors, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (USGAAP) and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Exploration stage company

Capital Mineral Investors, Inc. is still an exploration stage company as it does not have an established commercial deposit and is not in the production stage.

Use of estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109,

Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Compensated absences

Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

Net profit per share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilution effects on net loss per share are excluded.

Disclosure about fair value of financial instruments

The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at May 15, 2003 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Concentration of credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

Long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position in these financial statements.

Foreign currency translation

The accounts of the Company are translated into US Dollars on the following basis:

  Monetary assets and liabilities are translated at the current rate of exchange.

  The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

  The gain or loss on translation is reported as a separate component of stockholders' equity and not recognized in net income. Gains or losses on remeasurement are recognized in current net income.

  Gains or losses from foreign currency transactions are recognized in current net income.

  Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

  Depreciation is measured at historical exchange rates that existed at the time the underlying related asset was acquired.

  An analysis of the changes in the cumulative translation adjustment as disclosed as part of stockholders' equity. There are no cumulative translation adjustments to May 15, 2003.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Stock-based Compensation

SFAS No. 123, "Accounting for stock-based compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for stock issued to employees" (APB 25) to account for stock-based compensation arrangements.

Companies that elect to use the method provided in APB25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based methods. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or net loss per share.

Mineral property acquisition costs and deferred exploration expenditures

a)   Mineral property acquisition costs, exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, are expensed as incurred while the Company is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties, exploration costs and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

b)   US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes.

c)  Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

Note 3.  PREPAID EXPENSES AND DEPOSIT

The amount of $3,600 as at May 15, 2003 is prepaid for legal fees.

Note 4.  RELATED PARTY TRANSACTIONS

The amount of $51,341 as at May 15, 2003 is due to shareholders of the Company, Jerry Dibble and Philip Derry. This amount is unsecured, non interest bearing, and has no specific terms of repayment.

Note 5.  CAPITAL STOCK

I.   Authorized: 75,000,000 common shares with a par value of $0.001 per share.

II.   Issued and outstanding common shares as at May 15, 2003, are as follows:

Note 6.  INCOME TAXES

There is a loss of $2,870 carried forward that may be applied towards future profits.

No deferred income taxes are recorded as an asset. A reserve has been claimed that offsets the amount of tax credit available from use of the loss carry forward because there is presently no indication that these tax losses will be utilized.

Note 7.  FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, prepaid expenses and due to related parties. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 8.  PENSION AND EMPLOYMENT LIABILITIES

The Company does not have liabilities as at May 15, 2003, for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

Note 9.  MINERAL PROPERTY EXPLORATION PROGRAM

The Company plans to perform an exploration property program over most of a mineral property, which is 100% owned by Rod Husband, a director of the Company, and are held in trust by the Company. The property comprises one mineral claim covering an area totaling 5 square kilometers in British Columbia of Canada. Previous work in the area has identified several narrow gold veins.

The exploration program is to include reconnaissance mapping and prospecting, geophysics geochemical sampling, and some mechanical trenching where warranted. Further programs of more advanced exploration, including a diamond drilling program are recommended and would be contingent on favourable results of each preceding exploration phase. The first phase program has been budgeted at US$34,000. The second phase program is estimated to cost a total of US$105,000, and additional financing will be required for that program.

Until __________, 2003 (which is 90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, is as follows:

1. Article XI of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	$18.40
Printing Expense	$4,000
Accounting Fees and Expenses	$4,000
Legal Fees and Expenses	$31,250
Blue Sky Fees and Expenses	$5,000
Transfer Agent Fees	$3,000
Miscellaneous Expenses	$2,731.60
TOTAL:	$50,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on December 31, 2002, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Jerry Dibble 2035 Blantyre Avenue Coquitlam, BC V3K 1X9	December 31, 2002	3,000,000	$3,000
Phil Derry Windy Edge Gloster Hill, Amble Northumberland England NE 650HJ	December 31, 2002	3,000,000	$3,000

We issued the foregoing restricted shares of common stock to Mr. Jerry Dibble and Mr. Phil Derry under Section 4(2) of the Securities Act of 1933. Mr. Jerry Dibble and Mr. Phil Derry are

sophisticated investors, are officers and directors of the Company, and were in possession of all material information relating to the Company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed, unless otherwise stated.

Exhibit No.	Document Description
3.1*	Articles of Association
3.2*	Bylaws
4.1*	Specimen Stock Certificate
4.2*	Promissory Note to Jerry Dibble for $8,483.50
4.3*	Promissory Note to Phil Derry for $42,857.23
5.1*	Opinion of Fraser and Company, Barristers and Solicitors, regarding the legality of the securities being registered
10.1*	Hart Claim
10.3*	Statement of Trustee
10.4*	Deed
23.1	Consent of Auditors
23.2	Consent of Fraser and Company
23.3	Consent of Geologist
99.1*	Subscription Agreement

*  Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on May 23, 2003

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Vancouver, British Columbia, on this 3rd day of September, 2003.

CAPITAL MINERAL INVESTORS, INC.

By: /s/ "Jerry Dibble"
Jerry Dibble, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appear below constitutes and appoints Jerry Dibble, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

(Signature)	/s/ "Jerry Dibble"
Jerry Dibble
(Title)	President and Director
(who also performs the function of principal chief executive officer)
(Date)	September 3, 2003

(Signature)	/s/ "Phil Derry"
Phil Derry
(Title)	Secretary and Director
(who also performs the function of principal financial officer and principal accounting officer)
(Date)	September 3, 2003